Exhibit 99.1

NEWS RELEASE
For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Increased First Quarter Sales and Earnings:

•                  Net sales up 14.2%

•                  Adjusted EBITDA up 14.6%

•                  As reported EPS from continuing operations of $0.36 vs. $0.33

•                  As adjusted EPS from continuing operations of $0.58 vs. $0.37

Princeton, New Jersey; April 30, 2008 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced a 14.2% increase in net sales and a 14.6% increase in Adjusted EBITDA for the first quarter of 2008, as compared to the same period last year.

Diluted earnings per share from continuing operations for the first quarter of 2008 were $0.36, including after-tax net non-recurring and other special charges of $0.22 primarily related to mark-to-market valuation losses on the Company’s interest rate hedging instruments.  Diluted earnings per share from continuing operations for the first quarter of 2007 were $0.33, including after-tax net non-recurring and other special charges of $0.04.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.58 and $0.37 in the first quarter of 2008 and 2007, respectively.

Seifi Ghasemi, Chairman and Chief Executive Officer, said “Our diversified exposure to end markets, our geographic balance and our continued focus on innovation and productivity enabled us to grow sales and earnings despite the significant slowdown in construction-related businesses in the United States.  In particular, our Specialty Chemicals and Advanced Ceramics businesses posted strong quarters.”

The highlights of the first quarter are as follows:

•                  Net sales were $854.0 million for the first quarter of 2008, up 14.2% compared to $747.7 million for the same period in the prior year.

•                  Adjusted EBITDA was $168.4 million for the first quarter of 2008, up 14.6% compared to $147.0 million for the same period in the prior year.

•                  On a constant-currency basis, net sales increased 5.5% and Adjusted EBITDA increased 4.6% for the first quarter of 2008.

•                  Net income from continuing operations for the first quarter of 2008 was $27.7 million, including after-tax net non-recurring and other special charges of $16.7 million.  Net income from continuing operations for the first quarter of 2007 was $25.0 million, including after-tax net non-recurring and other special charges of $2.6 million.

•                  Results from continuing operations in the first quarter of 2007 exclude the Electronics business and the Groupe Novasep segment that were sold in 2007.

Looking ahead, Mr. Ghasemi said, “Our first quarter has provided a good start to the year and was in line with our expectations.  Despite an uncertain economic outlook, we have not altered our goals.  We continue to focus on growing our top line by our target of 8 percent while maintaining our Adjusted EBITDA margins at 2007 levels and aiming to achieve double-digit growth in adjusted earnings per share.  We continue to monitor the global economic environment and its impact on our business.  However, we continue to rely on our market and geographic diversity, the strength of our specialty businesses and our focus on innovation and productivity to achieve our goals.”

First quarter results by segment, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Higher selling prices and increased volumes drove a 16.3% increase in net sales and a 17.9% increase in Adjusted EBITDA.

•                  Our Surface Treatment business benefited from a bolt-on acquisition made in December 2007, increased volumes, particularly in European automotive applications, and higher selling prices.

•                  Our Fine Chemicals business benefited primarily from higher selling prices as well as increased volumes of lithium products.

•                  In both businesses, improved results were partially offset by higher raw material costs.

•                  Performance Additives:  Net sales increased 14.5% primarily from the acquisition of the global color pigments business of Elementis plc, although Adjusted EBITDA declined 4.3% primarily as a result of lower volumes of construction-related products.

•                  Increased selling prices in the Color Pigments and Services and Clay-based Additives businesses favorably impacted results.

•                  Higher raw material costs, primarily for iron-oxide and quaternary amine, had a negative impact on Adjusted EBITDA.

•                  Titanium Dioxide Pigments:  An increase in net sales of 8.4% and Adjusted EBITDA of 6.7% was due to the favorable impact of currency changes.

•                  Offsetting these increases were lower volumes and selling prices for titanium dioxide products and higher energy costs.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 26.3% and 33.7%, respectively, due in part from increased volumes in medical applications and the impact of a bolt-on acquisition made in April 2007.

•                  Productivity improvements also favorably impacted Adjusted EBITDA.

•                  Specialty Compounds:  Lower volumes in wire and cable and medical applications led to a slight decline in net sales. Adjusted EBITDA increased 7.4% due to lower operating costs relating to the closure of a U.K. facility in December 2007.

•                  Higher raw material costs, primarily for polyvinyl chloride resin, had a negative impact on Adjusted EBITDA.

•                  Other Items:

•                  Interest expense increased $19.0 million compared to the same period in the prior year.  The first quarter of 2008 and 2007 included losses of $30.8 million and $2.8 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedging instruments.  The remaining interest expense decrease of $9.0 million was primarily due to lower debt levels, including the redemption in May 2007 of the 2011 Notes in the aggregate amount of $273.4 million.

•                  Foreign exchange gains increased $15.0 million due to the impact of the stronger euro as of March 31, 2008 versus December 31, 2007 related to non-operating euro-denominated transactions.

•                  Income tax provision: The effective tax rate in the first quarter of 2008 was lower than the effective tax rate in the first quarter of 2007 primarily stemming from lower average statutory rates in Europe and the Company’s geographic earnings mix.

•                  Free cash flow was an outflow of $27.4 million for the first quarter of 2008. This amount consists of net cash provided by operating activities of $27.2 million plus non-recurring items and other, net of $0.9 million and proceeds on the sale of property, plant and equipment of $0.6 million, less capital expenditures of $56.1 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,346.1 million as of March 31, 2008.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the first quarter ended March 31, 2008, on Wednesday, April 30, 2008 at 11 a.m. Eastern Time.  The dial-in number to access via conference call in the U.S. is (800) 700-7353 and the international dial-in number is (612) 234-9959.  No access code is needed for either call.  A replay of the conference call will be available through May 14, 2008 at (800) 475-6701 in the U.S., access code: 915250, and internationally at (320) 365-3844, access code: 915250.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow, net income/diluted earnings per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities, plus proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses) and non-recurring items and other, net, less capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income from continuing operations excluding certain items nor diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income or diluted earnings per share.  Management believes that net income and diluted earnings per share from continuing operations excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2007 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net sales	$854.0	$747.7
Cost of products sold	579.1	503.6

Gross profit	274.9	244.1

Selling, general and administrative expenses	170.1	147.2
Restructuring charges, net	0.8	4.0
Loss (gain) on sale of assets	0.1	(4.8)

Operating income	103.9	97.7

Other income (expenses):
Interest expense	(73.7)	(54.7)
Interest income	2.2	4.8
Refinancing expenses	—	(0.9)
Foreign exchange gain, net	15.1	0.1
Other, net	0.4	(0.1)
Other income (expenses), net	(56.0)	(50.8)

Income from continuing operations before taxes and minority interest	47.9	46.9
Income tax provision	19.6	20.8

Income from continuing operations before minority interest	28.3	26.1
Minority interest in continuing operations	(0.6)	(1.1)
Net income from continuing operations	27.7	25.0

Income from discontinued operations, net of tax	—	4.7
Gain on sale of discontinued operations, net of tax	—	115.7
Minority interest in discontinued operations	—	(0.1)

Net income	$27.7	$145.3

Basic earnings per share:
Earnings from continuing operations	$0.37	$0.34
Earnings from discontinued operations, net of tax	—	1.63
Basic earnings per share	$0.37	$1.97

Diluted earnings per share:
Earnings from continuing operations	$0.36	$0.33
Earnings from discontinued operations, net of tax	—	1.60
Diluted earnings per share	$0.36	$1.93

Weighted average number of basic shares outstanding	73,898	73,786

Weighted average number of diluted shares outstanding	76,609	75,392

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$298.1	$350.1
Accounts receivable, net	554.3	483.7
Inventories	573.8	535.4
Deferred income taxes	21.1	22.6
Prepaid expenses and other current assets	61.7	70.7
Total current assets	1,509.0	1,462.5
Property, plant and equipment, net	1,588.1	1,512.8
Goodwill	1,827.4	1,767.0
Other intangible assets, net	714.7	676.8
Deferred debt issuance costs, net of accumulated amortization of $35.8 and $31.2, respectively	41.6	41.1
Deferred income taxes	15.3	15.5
Other assets	42.0	39.2
Total assets	$5,738.1	$5,514.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$248.8	$293.2
Income taxes payable	13.4	12.7
Accrued compensation	77.0	83.1
Restructuring liability	9.9	14.0
Accrued expenses and other current liabilities	182.9	165.8
Deferred income taxes	8.6	7.2
Long-term debt, current portion	111.3	107.4
Total current liabilities	651.9	683.4
Long-term debt	2,532.9	2,474.0
Pension and related liabilities	354.5	327.5
Deferred income taxes	121.5	112.5
Other liabilities	217.2	168.8
Total liabilities	3,878.0	3,766.2
Minority interest	173.7	175.3
Performance restricted stock units	2.7	1.8

Stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 73,998 shares issued and 73,904 shares outstanding at March 31, 2008; 400,000 shares authorized, 73,989 shares issued and 73,895 shares outstanding at December 31, 2007)	0.7	0.7
Paid-in capital	1,157.3	1,156.2
Accumulated other comprehensive income	454.3	371.0
Retained earnings	72.8	45.1
Treasury stock, at cost	(1.4)	(1.4)
Total stockholders’ equity	1,683.7	1,571.6
Total liabilities and stockholders’ equity	$5,738.1	$5,514.9

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Three months ended
	March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27.7	$145.3
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(4.7)
Gain on sale of discontinued operations, net of tax	—	(115.7)
Minority interest in discontinued operations	—	0.1
Depreciation and amortization	61.8	49.3
Deferred financing costs amortization	2.3	2.4
Foreign exchange gain	(15.1)	(0.1)
Fair value adjustment of derivatives	30.8	2.8
Bad debt provision	0.3	0.4
Stock-based compensation	1.8	—
Deferred income taxes	7.3	9.8
Gain on sale of assets	(0.4)	(4.8)
Minority interest in continuing operations	0.6	1.1
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(47.3)	(52.2)
Inventories, including inventory write-up reversal	(12.7)	(3.0)
Prepaid expenses and other assets	3.3	(1.7)
Accounts payable	(39.0)	(25.4)
Income taxes payable	1.3	5.8
Accrued expenses and other liabilities	4.5	55.0
Net cash provided by operating activities of continuing operations	27.2	64.4
Net cash provided by operating activities of discontinued operations	—	6.3
Net cash provided by operating activities	27.2	70.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees paid, net of cash acquired	(10.9)	(2.1)
Post closing purchase price consideration	29.1	—
Capital expenditures, excluding capital leases	(56.1)	(45.6)
Proceeds from formation of Viance joint venture, net	—	76.6
Proceeds on sale of assets	2.4	9.9
Net cash (used in) provided by investing activities of continuing operations	(35.5)	38.8
Net cash (used in) provided by investing activities of discontinued operations, including sale proceeds of $426.2 for the three months ended March 31, 2007	(4.6)	424.5
Net cash (used in) provided by investing activities	(40.1)	463.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	0.1	—
Repayment of senior secured credit facilities	(33.5)	(28.0)
Repayment of senior secured credit facilities revolver	—	(37.0)
Payments on other long-term debt	(3.0)	(1.6)
Distribution to minority shareholder	(2.2)	—
Net cash used in financing activities of continuing operations	(38.6)	(66.6)
Net cash used in financing activities of discontinued operations	—	—
Net cash used in financing activities	(38.6)	(66.6)
Effect of exchange rate changes on cash	(0.5)	(2.1)
Net (decrease) increase in cash and cash equivalents	(52.0)	465.3
Less increase in cash and cash equivalents from discontinued operations, net (a)	—	(1.6)
(Decrease) increase in cash and cash equivalents from continuing operations	(52.0)	463.7
Cash and cash equivalents of continuing operations, beginning of period	350.1	27.7
Cash and cash equivalents of continuing operations, end of period	$298.1	$491.4

(a) - Excludes $4.6 of sale related cash outflows, net for the three months ended March 31, 2008. Excludes sale proceeds of $426.2 and intercompany transfers of $3.0 for the three months ended March 31, 2007.

Supplemental disclosures of cash flow information:
Interest paid, net	$25.9	$25.4
Income taxes paid, net of refunds	$10.9	$5.0
Non-cash investing activities:
Acquisition of equipment under capital leases	$—	$0.2
Decrease in liabilities for property, plant and equipment	$(16.9)	$(13.1)

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Three Months Ended March 31,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$311.7	$267.9	16.3%
Performance Additives	211.6	184.8	14.5%
Titanium Dioxide Pigments	125.8	116.1	8.4%
Advanced Ceramics	133.2	105.5	26.3%
Specialty Compounds	69.0	69.6	-0.9%
Corporate and other	2.7	3.8	-28.9%
Total	$854.0	$747.7	14.2%

Adjusted EBITDA

	Three Months Ended March 31,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$80.5	$68.3	17.9%
Performance Additives	31.2	32.6	-4.3%
Titanium Dioxide Pigments	23.9	22.4	6.7%
Advanced Ceramics	38.5	28.8	33.7%
Specialty Compounds	8.7	8.1	7.4%
Corporate and other	(14.4)	(13.2)	-9.1%
Total Adjusted EBITDA	$168.4	$147.0	14.6%

Note: Net sales and Adjusted EBITDA do not include results of the Electronics business and the Groupe Novasep segment that were sold in 2007.  The results of these businesses have been accounted for as discontinued operations for the first quarter of 2007 in the Condensed Consolidated Financial Statements.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	March 31,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$311.7	$267.9	$43.8	16.3%
Performance Additives	211.6	184.8	26.8	14.5
Titanium Dioxide Pigments	125.8	116.1	9.7	8.4
Advanced Ceramics	133.2	105.5	27.7	26.3
Specialty Compounds	69.0	69.6	(0.6)	(0.9)
Corporate and other	2.7	3.8	(1.1)	(28.9)
Total	$854.0	$747.7	$106.3	14.2%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$27.7	$16.1	6.0%
Performance Additives	4.7	22.1	12.0
Titanium Dioxide Pigments	15.8	(6.1)	(5.3)
Advanced Ceramics	15.6	12.1	11.5
Specialty Compounds	1.4	(2.0)	(2.9)
Corporate and other	0.3	(1.4)	(36.8)
Total	$65.5	$40.8	5.5%

	Three Months Ended
	March 31,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$80.5	$68.3	$12.2	17.9%
Performance Additives	31.2	32.6	(1.4)	(4.3)
Titanium Dioxide Pigments	23.9	22.4	1.5	6.7
Advanced Ceramics	38.5	28.8	9.7	33.7
Specialty Compounds	8.7	8.1	0.6	7.4
Corporate and other	(14.4)	(13.2)	(1.2)	(9.1)
Total Adjusted EBITDA	$168.4	$147.0	$21.4	14.6%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$6.0	$6.2	9.1%
Performance Additives	0.8	(2.2)	(6.7)
Titanium Dioxide Pigments	3.0	(1.5)	(6.7)
Advanced Ceramics	4.9	4.8	16.7
Specialty Compounds	0.2	0.4	4.9
Corporate and other	(0.3)	(0.9)	(6.8)
Total Adjusted EBITDA	$14.6	$6.8	4.6%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended March 31, 2008

Income (loss) from continuing operations before taxes and minority interest	$52.7	$5.2	$2.1	$18.1
Interest expense	12.8	8.1	8.9	8.7
Interest income	(0.7)	—	—	(0.1)
Depreciation and amortization	16.1	16.5	12.9	11.9
Restructuring charges, net	—	0.6	—	0.2
Systems/organization establishment expenses	0.3	0.7	—	0.1
Inventory write-up reversal	0.4	—	—	—
Loss on sale of assets	—	—	—	0.1
Foreign exchange gain, net	(0.6)	—	—	(0.5)
Other	(0.5)	0.1	—	—
Total Adjusted EBITDA	$80.5	$31.2	$23.9	$38.5

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended March 31, 2008

Income (loss) from continuing operations before taxes and minority interest	$3.6	$(33.8)	$47.9
Interest expense	2.3	32.9	73.7
Interest income	(0.2)	(1.2)	(2.2)
Depreciation and amortization	2.9	1.5	61.8
Restructuring charges, net	—	—	0.8
Systems/organization establishment expenses	0.1	—	1.2
Inventory write-up reversal	—	—	0.4
Loss on sale of assets	—	—	0.1
Foreign exchange gain, net	—	(14.0)	(15.1)
Other	—	0.2	(0.2)
Total Adjusted EBITDA	$8.7	$(14.4)	$168.4

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended March 31, 2007

Income (loss) from continuing operations before taxes and minority interest	$46.8	$16.0	$4.2	$10.8
Interest expense	9.4	3.3	7.9	7.9
Interest income	(0.8)	(0.2)	—	0.2
Depreciation and amortization	12.8	12.6	10.3	9.6
Restructuring charges, net	0.2	—	—	0.1
Systems/organization establishment expenses	—	0.5	—	0.2
Cancelled acquisition and disposal costs	—	—	—	—
Refinancing expenses	—	—	—	—
Loss (gain) on sale of assets	—	0.1	—	—
Foreign exchange loss (gain), net	0.2	0.1	—	—
Other	(0.3)	0.2	—	—
Total Adjusted EBITDA	$68.3	$32.6	$22.4	$28.8

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended March 31, 2007

Income (loss) from continuing operations before taxes and minority interest	$3.0	$(33.9)	46.9
Interest expense	2.4	23.8	54.7
Interest income	(0.2)	(3.8)	(4.8)
Depreciation and amortization	2.7	1.3	49.3
Restructuring charges, net	—	3.7	4.0
Systems/organization establishment expenses	0.2	—	0.9
Cancelled acquisition and disposal costs	—	0.1	0.1
Refinancing expenses	—	0.9	0.9
Loss (gain) on sale of assets	—	(4.9)	(4.8)
Foreign exchange loss (gain), net	—	(0.4)	(0.1)
Other	—	—	(0.1)
Total Adjusted EBITDA	$8.1	$(13.2)	$147.0

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income to Adjusted EBITDA

($ in millions)

	Three Months Ended
	March 31,
	2008	2007
Net income	$27.7	$145.3
Income from discontinued operations, net of tax	—	(4.7)
Gain on sale of discontinued operations, net of tax	—	(115.7)
Minority interest in discontinued operations	—	0.1
Net income from continuing operations	27.7	25.0
Income tax provision	19.6	20.8
Minority interest in continuing operations	0.6	1.1
Income from continuing operations before taxes and minority interest	47.9	46.9
Interest expense	73.7	54.7
Interest income	(2.2)	(4.8)
Depreciation and amortization	61.8	49.3
Restructuring charges, net	0.8	4.0
Systems/organization establishment expenses	1.2	0.9
Cancelled acquisition and disposal costs	—	0.1
Inventory write-up reversal	0.4	—
Refinancing expenses	—	0.9
Loss (gain) on sale of assets	0.1	(4.8)
Foreign exchange gain, net	(15.1)	(0.1)
Other	(0.2)	(0.1)
Total Adjusted EBITDA	$168.4	$147.0

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS from Continuing Operations as Reported to Net Income/Diluted EPS from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	March 31, 2008		March 31, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$27.7	$0.36	$25.0	$0.33

Adjustments to expenses from continuing operations:
Mark-to-market swap loss	31.7	0.41	1.7	0.02
Systems organization/establishment expenses	1.0	0.01	0.6	0.01
Restructuring charges	0.7	0.01	2.8	0.04
Inventory write-up reversal	0.3	0.01	—	—
Costs related to debt modifications	—	—	0.5	0.01
Other	—	—	0.2	—
Subtotal	33.7	0.44	5.8	0.08

Adjustments to income from continuing operations:
Foreign exchange gains on debt	(17.0)	(0.22)	—	—
Gains on asset sales	—	—	(3.1)	(0.04)
Other	—	—	(0.1)	—
Subtotal	(17.0)	(0.22)	(3.2)	(0.04)

Total adjustments from continuing operations	16.7	0.22	2.6	0.04

As adjusted	$44.4	$0.58	$27.6	$0.37

Weighted average number of diluted shares outstanding		76,609		75,392